Exhibit 99.1

Zoran Corporation:
Karl Schneider	Bonnie McBride (Investors)
Chief Financial Officer	(323) 466-0960
(408) 523-6500	bonnie@avalonir.com
ir@zoran.com

Company Web Site:
www.zoran.com

ZORAN CORPORATION REPORTS THIRD QUARTER 2007 RESULTS

Company achieves records in total revenues, units shipped, and revenues from DTV and Printer Imaging product lines

DTV grows 41 percent sequentially

SUNNYVALE, Calif.  (October 22, 2007)  — Zoran Corporation (Nasdaq GS: ZRAN), a leading provider of digital solutions for applications in the growing digital entertainment and digital imaging markets, today reported results for its third quarter ended September 30, 2007.

Revenues for the third quarter were $146.4 million, compared to $129.9 million last quarter and $129.4 million in the third quarter of 2006.  The Company reported third quarter GAAP net income of $13.1 million, or $0.26 per diluted share, which includes charges of $9.6 million for amortization of acquired intangible assets and $3.6 million for stock-based compensation expense.  This compares with GAAP net income of $0.2 million, or $0.00 per diluted share, for the previous quarter and GAAP net income of $1.9 million, or $0.04 per diluted share, for the third quarter last year.

Non-GAAP net income for the third quarter was $26.4 million, or $0.51 per diluted share.  This compares with non-GAAP net income of $16.9 million, or $0.33 per diluted share, for the previous quarter, and $18.0 million, or $0.35 per diluted share, for the third quarter last year.  For all periods, non-GAAP net income excludes charges related to the amortization of acquired intangible assets and stock-based compensation expense.

“The results of the quarter reflect the continued success of our diversification strategy and our ability to grow revenues, profits and market share within our expanding target markets,” said Dr. Levy Gerzberg, Zoran’s president and chief executive officer.  “We are also leveraging synergies across all product lines to develop new applications, enabling continued leadership in the digital media markets we serve.”

Recent Highlights

•                  Revenues by product line for the third quarter of 2007 were 33 percent Digital Camera, 31 percent DVD, 18 percent Printer Imaging, 16 percent DTV, and 2 percent other.

•                  Zoran’s APPROACH 5C processor was selected for high-end 3.5G 5 megapixel camera phone by major manufacturer and receives 2007 Frost & Sullivan “Best Bang for the Buck” award in multimedia processors.

•                  Zoran and its customers demonstrate new HDTV, DVD, digital camera and digital printing platforms at CEATEC Japan.

•                  Zoran demonstrates SupraHD® based ATSC DTV set-top converter box designed to meet ENERGY STAR requirements.

•                  Zoran demonstrates new SupraHD® family of highly integrated 1080P HDTV processors for ATSC market at IBC.

•                  Zoran demonstrates highly integrated SupraHD® HDTV 1080P processor with HDMI 1.3 European DVB-T market at IBC.

•                  Zoran’s Vaddis® processor selected by Sony for its Car In-Dash AV entertainment system with Super Audio CD Playback.

•                  Zoran’s Vaddis® 9 DVD multimedia processor plus HDXtreme® 2 upscaler power Samsung’s new generation of 1080P HDMI DVD players.

•                  Zoran delivers enhanced IPS Interpreter for XPS Printer and multifunction printer manufacturers.

Outlook

The following statements are based on our current expectations.  These statements are forward-looking, and actual results may differ materially.

The Company currently expects fourth quarter 2007 revenues to be in the range between $128.0 and $132.0 million, with gross margins in the range of 51.5 to 52.5 percent.  Non-GAAP operating expenses, which exclude non-cash charges for amortization of acquired intangible assets of approximately $9.2 million, and stock-based compensation expense of approximately $3.25 to $3.75 million, are expected to be in a range of $53.0 to $54.0 million.  The Company expects to record net income for the fourth quarter in the range of $0.05 to $0.10 per diluted share.  Non-GAAP net income for the quarter, which excludes the aforementioned non-cash charges, is expected to range between $0.30 and $0.34 per diluted share on approximately 52.5 million shares.

Zoran will provide more commentary on its third quarter results during the quarterly conference call.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Zoran reports non-GAAP financial information, consisting of non-GAAP operating expense and non- GAAP net income (loss) that excludes proceeds received as part of litigation settlements and the associated provision for income taxes, amortization of acquired  intangible assets and stock-based compensation expense.

The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges that management considers to be outside of the Company’s core operating results. The Company believes that this non-GAAP net income (loss), in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company and to plan and forecast performance in future periods. The Company’s non-GAAP net income (loss) is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

Quarterly Conference Call

Zoran Corporation has scheduled a conference call for 2:00 p.m. PT today to discuss third quarter results.  To listen to the call, please call 617-847-8707 approximately five minutes prior to the start of the call.   For those who are not available to listen to the live conference call, a replay will be available from approximately 4:00 p.m. PT on October 22, until 4:00 p.m. PT on October 29. The access number for the replay is 617-801-6888, confirmation number 53959639.  Additionally, the conference call will be broadcast live over the Internet and can be accessed by all interested parties through the investor relations section of Zoran’s website at www.zoran.com. Please access the website at least fifteen minutes prior to the start of the call to register and to download and install any necessary audio software.

Company Profile

Zoran Corporation, based in Sunnyvale, California, is a leading provider of digital solutions for applications in the growing digital entertainment and digital imaging markets. With two decades of expertise developing and delivering digital signal processing technologies, Zoran has pioneered high-performance digital audio and video, imaging applications, and Connect Share Entertain technologies for the digital home. Zoran’s proficiency in integration delivers major benefits for OEM customers, including greater capabilities within each product generation, reduced system costs, and shorter time to market. Zoran-based DVD, digital camera, DTV, multimedia mobile phone, and multifunction printer products have received recognition for excellence and are now in hundreds of millions of homes and offices worldwide. With headquarters in the U.S. and operations in Canada, China, England, Germany, India, Israel, Japan, Korea, and Taiwan, Zoran may be contacted on the World Wide Web at www.zoran.com or at 408-523-6500.

Forward-Looking Statements
This press release includes forward-looking statements, including the chief executive officer quotation and the material presented under “Outlook,” that reflect the Company’s current views with respect to future events and financial performance. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from what is expected, including risks associated with: potential litigation or regulatory action related to our review of historical stock option practices and related financial restatements; the rapidly evolving markets for the Company’s products and uncertainty regarding the pace and direction of development of those markets; cost and timing of new product development; timing and impact of  new product introductions by the Company and its competitors and transitions away from older products; intense competition in our markets; the Company’s reliance on third parties for wafer supplies, product assembly and testing, and scalable manufacturing capacity; the effects of changes in revenue and product mix on the Company’s gross margins; the Company’s dependence on sales to large customers; fluctuations in product mix; dependence on key personnel; and reliance on international sales and operations, particularly operations in Israel. Further information regarding these and other risks and uncertainties can be found in the Company’s most recently filed Annual Report on Form 10-K and other filings with the SEC.

Zoran, the Zoran logo, SupraHD, SupraTV, Vaddis, Quatro, APPROACH and IPS are trademarks of Zoran Corporation in the United States and/or other countries.  All other brands or names may be claimed as property of others.

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ZORAN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Revenues:
Hardware product revenues	$129,820	$115,602	$331,510	$323,007
Software and other revenues	16,606	13,777	46,478	40,755
License litigation settlement revenues	—	—	—	35,792
Total revenues	146,426	129,379	377,988	399,554

Costs and expenses:
Cost of hardware product revenues	69,876	66,810	174,252	180,815
Research and development	28,063	25,255	83,027	74,729
Selling, general and administrative	28,043	25,907	85,050	80,917
Amortization of intangibles	9,648	12,423	33,986	37,893
Total costs and expenses	135,630	130,395	376,315	374,354

Operating income (loss)	10,796	(1,016)	1,673	25,200

Interest & other income, net	4,046	2,798	12,133	8,035
Income before income taxes	14,842	1,782	13,806	33,235

Provision (benefit) for income taxes	1,700	(70)	6,350	5,921
Net income	$13,142	$1,852	$7,456	$27,314

Basic net income per share	$0.26	$0.04	$0.15	$0.57
Diluted net income per share	$0.26	$0.04	$0.15	$0.54

Shares used to compute basic net income per share	49,863	49,333	49,633	48,013
Shares used to compute diluted net income per share	51,284	50,712	50,861	50,286

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ZORAN CORPORATION

NON-GAAP ADJUSTMENTS TO NET INCOME

(in thousands, except per share data)

(unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2007		2006		2007		2006

GAAP net income	$13,142		$1,852		$7,456		$27,314

Adjusting items to GAAP net income:
Litigation settlement revenues (net)	—		—		—		(31,546	)(a)
Amortization of intangibles	9,648	(b)	12,423	(b)	33,986	(b)	37,893	(b)
Operating expenses related to stock based compensation expense	3,567	(c)	3,770	(c)	11,323	(c)	13,728	(c)

Non-GAAP net income	$26,357	(d)	$18,045	(d)	$52,765	(d)	$47,389	(d)

Non-GAAP basic net income per share	$0.53	(d)	$0.37	(d)	$1.06	(d)	$0.99	(d)
Non-GAAP diluted net income per share	$0.51	(d)	$0.35	(d)	$1.03	(d)	$0.93	(d)

Shares used to compute non-GAAP basic net income per share	49,863		49,333		49,633		48,013
Shares used to compute non-GAAP diluted net income per share	51,507		51,028		51,148		50,913

(a) This adjustment reflects the proceeds received from the settlement of a license litigation net of associated fees and estimated income taxes.  This amount is excluded by management when evaluating our core operating results as it is considered a non-recurring item which is not part of our ordinary, ongoing and customary course of operations.  (see (d) below)

(b) This adjustment reflects the amortization of intangible assets associated with the acquisitions of Oak Technology, Inc. in August 2003, Emblaze Semiconductor in July 2004 and Oren Semiconductor, Inc. in June 2005.  These acquired intangible assets are amortized over their estimated useful lives.  Such amortization expense does not impact the Company’s cash flows and is excluded by management when evaluating our core operating results.  (see (d) below)

(c) This adjustment reflects the stock-based compensation expense recorded under SFAS 123R.  The adjustment also includes additional stock based compensation expense attributable to options that were remeasured as part of the stock option review and the attributable tax implications under IRS regulation 409(A) that will be incurred by the Company.  The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.  (see (d) below)

(d) The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges that management considers to be outside of the Company’s core operating results. The Company believes that this non-GAAP net income, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company and to plan and forecast performance in future periods. The Company’s non-GAAP net income is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

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ZORAN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30, 2007	December 31, 2006

ASSETS

Current assets:
Cash and short-term investments	$356,589	$296,229
Accounts receivable, net	60,470	42,640
Inventory	33,601	45,044
Prepaid expenses & other current assets	12,864	10,726
Total current assets	463,524	394,639

Property & equipment, net	17,214	15,673
Other assets	28,508	22,890
Intangible assets, net	207,974	243,428

Total assets	$717,220	$676,630

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$40,052	$33,767
Accrued expenses and other liabilities	50,859	46,082
Total current liabilities	90,911	79,849

Long term liabilities	20,510	12,784

Stockholders’ equity:
Common stock	50	49
Additional paid-in capital	823,661	807,220
Accumulated other comprehensive income	1,689	4,238
Accumulated deficit	(219,601)	(227,510)
Total stockholders’ equity	605,799	583,997

Total liabilities and stockholders’ equity	$717,220	$676,630

Contact: Karl Schneider, Chief Financial Officer of Zoran Corporation, 408-523-6500, or ir@zoran.com;
or Bonnie McBride (Investors), 323-466-0960, or bonnie@avalonir.com
Web site: http://www.zoran.com
(ZRAN)